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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Long-Term Incentive Plan, the 1999 Long-Term Incentive Plan, the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan of Charlotte Russe Holding, Inc., of our report dated October 24, 2000 with respect to the consolidated financial statements of Charlotte Russe Holding, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2000.

ERNST & YOUNG LLP

San Diego, California
December 20, 2000

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS